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                                                                  Exhibit 4.13

                            WMX TECHNOLOGIES, INC.

                      1996 REPLACEMENT STOCK OPTION PLAN

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     1.  STATEMENT OF PURPOSE.  The purpose of this Replacement Stock Option
Plan (the "Plan") is to benefit WMX TECHNOLOGIES, INC. (the "Company") and its subsidiaries and affiliated companies by facilitating the acquisition of other corporations. The Plan shall be used only to grant replacement options to any person holding an option to acquire stock of a corporation that the Company proposes to acquire or has acquired.

     2. ADMINISTRATION. Except as provided in Paragraph 12 hereof, the Plan shall be administered by a Stock Option Committee (the "Committee"), consisting of not less than two directors of the Company appointed by the Board of Directors, whose interpretation of the terms and provisions of the Plan and whose determination of matters pertaining to options granted under the Plan shall be final and conclusive. The Company may enter into an agreement with any of its subsidiaries to delegate to such subsidiary the right to grant options pursuant to the Plan. If the Company enters into any such agreement, the term "Committee" shall also include a committee of not less that two directors of the subsidiary, to be appointed by the board of directors of the subsidiary.

     3. ELIGIBILITY. Options shall be granted only to persons holding an option to acquire shares of stock of corporations which are to be acquired, or have been acquired, by the Company. Options shall not be granted to any member of the Committee, any executive officer of the Company (within the meaning of Section 16 of the Securities Exchange Act of 1934), any director of the Company or any person who is directly or indirectly the beneficial owner of more than 10 percent of the outstanding shares of common stock of the Company at the time such option is granted (each such person receiving options granted under the Plan and each other person entitled to exercise an option granted under the Plan is referred to herein as an "Optionee").

     4. GRANTING OF OPTIONS. (a) The Committee may grant options under which a total of not in excess of 700,000 shares of the common stock of the Company may be purchased from the Company, subject to adjustment as provided in Paragraph 11 hereof. Options granted under the Plan are intended not to be treated as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     (b) No options shall be granted under the Plan subsequent to February 1, 2006. In the event that an option expires or is terminated or cancelled unexercised as to any shares, such released shares may again be optioned (including a grant in substitution for a cancelled option). Shares subject to options may be made available from unissued or reacquired shares of common stock.

     (c) Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any Optionee any right to be continued in the employment of, or a consulting arrangement with, the Company or any subsidiary or affiliated company of the Company,
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or interfere in any way with the right of the Company or its subsidiaries or any affiliated company to terminate his or her employment or consulting arrangement at any time.

     5. OPTION PRICE. The option price shall be determined by the Committee at the date the grant of such option and may be less than the fair market value of the stock subject to the option.

     6. DURATION OF OPTIONS, INCREMENTS, AND EXTENSIONS. Subject to the provisions of Paragraph 9 hereof, each option shall be for such term of not more than ten years, as shall be determined by the Committee at the date of the grant. Each option shall become exercisable at the time or times, and with respect to the number of shares, determined by the Committee at the date of grant. The Committee may in its discretion (a) accelerate the exercisability of any option, subject to such terms and conditions as the Committee deems necessary and appropriate to effectuate the purpose of the Plan, which may include, without limitation, a requirement that the Optionee grant to the Company an option to repurchase all or a portion of the number of shares acquired upon exercise of the accelerated option for their fair market value, as determined by the Committee, as of the date of acceleration; or (b) at any time prior to the expiration or termination of any option previously granted, extend the term of any option for such additional period or periods as the Committee, in its discretion, may determine. In no event, however, shall the aggregate option period with respect to any option, including the original term of the option and any extensions thereof, exceed ten years. Subject to the foregoing, all or any part of the shares as to which the right to purchase has accrued may be purchased at the time of such accrual or at any time or times thereafter during the option term. The Committee may make any option granted under the Plan subject to such other terms and conditions as the Committee in its sole discretion may decide.

     7. CHANGE IN CONTROL. (a) Any option previously granted under the Plan to an Optionee who is an employee or consultant of the Company or any of its subsidiaries or affiliated companies on the date of a "Change in Control" shall be immediately exercisable in full on or after such date during its term, without regard to any times of exercise established under Paragraph 6 hereof. The term "Change in Control" shall mean the occurrence, at any time during the specified term of an option granted under the Plan, of any of the following events:

       (i) The Company is merged or consolidated or reorganized into or with another corporation or other legal person (an "Acquiror") and as a result of such merger, consolidation or reorganization less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than the Acquiror or any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

       (ii) The Company sells all or substantially all of its business and/or assets to an Acquiror, of which less than 75% of the outstanding voting securities or other capital interests are owned in the aggregate by the stockholders of the Company, directly or

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     indirectly, immediately prior to such sale, other than any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

       (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person or group (as the terms "person" and "group" are used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act and the rules and regulations promulgated thereunder) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 20% or more of the issued and outstanding shares of voting securities of the Company; or

       (iv) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director of the Company was approved by a vote of at least two-thirds of such directors of the Company then still in office who were directors of the Company at the beginning of any such period.

     (b) Notwithstanding any other provisions in the Plan, prior to the passage of one year from and after any Change in Control, each Optionee shall have the right to require the Company (or, if the Company is not the survivor of a merger, consolidation or reorganization with an Acquiror, the Acquiror) to purchase from him or her any or all unexercised options granted under the Plan at a purchase price equal to (i) the excess of the fair market value per share over the option price multiplied by (ii) the number of option shares specified by the Optionee for purchase in a written notice to the Company (or, if the Company is not the survivor of a merger, consolidation or reorganization with an Acquiror, the Acquiror), attention of the Secretary.

     (c) For purposes of Paragraph 7(b) above, "fair market value per share" shall mean, (i) except in the case of a merger, consolidation or reorganization with an Acquiror in which the Company is not the survivor (a "Termination Merger"), the higher of (A) the average of the highest sales price per share of the Company's common stock on the New York Stock Exchange Composite Tape (as reported in The Wall Street Journal, Midwest Edition) (or, if the Company's common stock is not then traded on the New York Stock Exchange, on the principal market where such common stock is actively traded) on each of the five trading days immediately preceding the date the Optionee so notifies the Company or (B) the average of the highest sales price per share of the Company's common stock on the New York Stock Exchange Composite Tape (as reported in The Wall Street Journal, Midwest Edition) (or if the Company's common stock is not then traded on the New York Stock Exchange, reported on the principal market where such common stock is actively traded) on each of the five trading days immediately preceding the date of the Change in Control, and (ii) in the case of a Termination Merger, the higher of (C) the fair market value of the consideration receivable per share by holders of common stock of the Company in such Termination Merger, which fair market value as to any securities included in such consideration shall be the average of the highest sales price per unit of such security on the

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New York Stock Exchange Composite Tape (as reported in The Wall Street Journal,
Midwest Edition) (or if such security is not traded on the New York Stock Exchange, reported on the principal market where such security is actively traded) on each of the five trading days immediately preceding the date of the Termination Merger and as to any such security not actively traded in any market and as to all other property included in such consideration, shall be the amount determined by the Committee in its discretion or (D) the amount determined pursuant to clause (c)(i)(B) of this Paragraph 7. The amount payable to each Optionee by the Company or Acquiror, as the case may be, shall be in cash or by certified check and shall be reduced by any taxes required to be withheld.

     8. EXERCISE OF OPTION. (a) An option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased either in cash, by check, by a promissory note in a form specified by the Company or by shares of the Company's common stock or by a combination of these methods of payment. For this purpose, the per share value of the Company's common stock shall be the fair market value on the date of exercise (or, if the date of exercise is not a trading day, on the trading day next preceding the date of exercise), which shall, unless the Committee otherwise determines, be the average of the highest and lowest sales prices of the Company's common stock on the New York Stock Exchange Composite Tape (as reported in The Wall Street Journal, Midwest Edition) on such date.

     (b) In connection with the exercise of options granted under the Plan, the Company may make loans to such Optionees as the Committee, in its discretion, may determine. Such loans shall be subject to the following terms and conditions and such other terms and conditions as the Committee shall determine not inconsistent with the Plan. Such loans shall bear interest at such rates as the Committee shall determine from time to time, which rates may be below then current market rates or may be made without interest. In no event may any such loan exceed the fair market value, at the date of exercise, of the shares covered by the option, or portion thereof, exercised by the Optionee. No loan shall have an initial term exceeding two years, but any such loan may be renewable at the discretion of the Committee. When a loan shall have been made, shares of common stock of the Company having a fair market value at least equal to 150 percent of the principal amount of the loan shall be pledged by the Optionee to the Company as security for payment of the unpaid balance of the loan.

     (c) At the time of the exercise of any option, the Company may require, as a condition of the exercise of such option, the Optionee to pay the Company an amount equal to the amount of the tax the Company or its subsidiary or Related Company may be required to withhold to obtain a deduction for federal and state income tax purposes as a result of the exercise of such option by the Optionee or to comply with applicable law.

     (d) At any time when an Optionee is required to pay an amount required to be withheld under applicable income tax or other laws in connection with the exercise of an option, the Optionee may satisfy this obligation in whole or in part by making an election ( "Election") to have the Company withhold shares of common stock of the Company, or, if the Committee so determines, by delivering shares of common stock of the Company

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("Delivery"), having a value equal to the amount required to be withheld. The value of the shares to be withheld or delivered shall be based on the fair market value of the common stock of the Company on the date that the amount of tax to be withheld shall be determined (the "Tax Date"), which shall, unless the Committee otherwise determines, be the average of the highest and lowest sales prices of the Company's common stock reported on the New York Stock Exchange Composite Tape on the Tax Date (as reported in The Wall Street Journal, Midwest Edition). Each Election or Delivery must be made on or prior to the Tax Date and shall be irrevocable. The Committee may disapprove any Election or Delivery or may suspend or terminate the right to make Elections or Deliveries. If an Optionee is a person described in Section 16(a) of the Exchange Act, then an Election is subject to the following additional restrictions: (i) no election shall be effective for a Tax Date which occurs within six months of the grant of the option; and (ii) the Election must be made either (A) six months prior to the Tax Date, (B) during a period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary consolidated statements of revenue and income and ending on the twelfth business day following such date or (C) more than six months and one day from the later of the date of the grant of the option hereunder to such person or the date of the most recent transaction by such person which is treated as a purchase of the common stock of the Company pursuant to the Exchange Act and the rules and regulations thereunder, and which is not exempt from Section 16(b) of the Exchange Act.

     (e) At the time of any exercise of any option, the Company may, if it shall determine it necessary or desirable for any reason, require the Optionee (or his heirs, legatees, or legal representative, as the case may be) as a condition upon the exercise thereof, to deliver to the Company a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Optionee upon his exercise of part or all of the option and a stop transfer order may be placed with the transfer agent. Each option shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state, federal or foreign law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     9. TERMINATION OF EMPLOYMENT OR CONSULTING ARRANGEMENT--EXERCISE THEREAFTER. (a) In the event the employment or consulting arrangement of an Optionee with the Company or any of its subsidiaries or affiliated companies is terminated for any reason other than death, permanent disability or retirement, such Optionee's option shall expire and all rights to purchase shares pursuant thereto shall terminate immediately. Temporary absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its subsidiaries and affiliated companies, shall not be considered to terminate employment or to interrupt continuous employment. Temporary cessation of the provision of consulting services because of illness, vacation or any other reason approved in advance by the Company shall not be considered a termination of the

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consulting arrangement or an interruption of the continuity thereof. Conversion of an Optionee's employment relationship to a consulting arrangement shall not result in termination of previously granted options.

     (b) In the event of termination of employment or consulting arrangement because of death or permanent disability (as that term is defined in Section 22(e)(3) of the Code, as now in effect or as shall be subsequently amended), the option may be exercised in full, without regard to any times of exercise established under Paragraph 6 hereof, by the Optionee or, if the Optionee is not living, by the Optionee's heirs, legatees, or legal representatives, as the case may be, during its specified term prior to three years after the date of death or permanent disability. In the event of termination of employment because of retirement, the option may be exercised by the Optionee or, if the Optionee dies after such termination, by the Optionee's heirs, legatees, or legal representatives, as the case may be, at any time during its specified term prior to three years after the date of such termination, but only to the extent the option was exercisable at the date of such termination.

     (c) The Committee may vary the terms of this Paragraph 9 for any particular option by action taken at the time such option is granted. In the case of an option granted to a person who is not or who does not intend to become or remain an employee of the Company, the Committee may provide that the provisions of this Paragraph 9 shall not apply to the option.

     10. NON-TRANSFERABILITY OF OPTIONS. No option shall be transferable by the Optionee otherwise than by will or the laws of descent and distribution and each option shall be exercisable during an Optionee's lifetime only by the Optionee or by the Optionee's legal representative.

     11. ADJUSTMENT. The number of shares subject to the Plan and to options granted under the Plan shall be adjusted as follows: (a) in the event that the Company's outstanding common stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to options granted thereunder shall be proportionately adjusted; (b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations there shall be substituted, on an equitable basis as determined by the Committee, for each share of common stock then subject to the Plan and for each share of common stock then subject to an option granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which the holders of common stock of the Company will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Company, the Committee shall provide for an equitable adjustment in the number of shares of common stock then subject to the Plan and to each share of common stock then subject to an option granted under the Plan. In the event of any such adjustment, the exercise price per share shall be proportionately adjusted.

     12. AMENDMENT OF PLAN. The Board of Directors of the Company or any authorized committee thereof may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall (a) without the consent of the Optionee change or

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impair any option previously granted, or (b) without the approval of the holders of a majority of the shares of the voting common stock of the Company which vote in person or by proxy at a duly held stockholders' meeting, (i) increase the maximum number of shares which may be purchased by all employees, (ii) change the minimum purchase price, or (iii) change the limitations on the option period or increase the time limitations on the grant of options.

     13.  EFFECTIVE DATE.  The Plan is effective as of February 1, 1996.







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